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                                 EXHIBIT 23b
















































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                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tyson Foods, Inc. Amended and Restated Nonstatutory Stock Option Plan of our reports dated November 14, 1994, with respect to the consolidated financial statements and schedules of Tyson Foods, Inc. included or incorporated by reference in the Annual Report
(Form 10-K) for the year ended October 1, 1994, filed with the Securities and Exchange Commission.






/s/ Ernst & Young LLP
- ----------------------
    Ernst & Young LLP
    January 27, 1995
    Little Rock, Arkansas



































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